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                                                                    Exhibit 23.2


To the Board of Directors and Stockholders of Fresenius Medical Care Holdings, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.




KPMG LLP


/S/KPMG LLP


Boston, Massachusetts
August 1, 2001